UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2013
Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 North Central Avenue, Suite 800, Phoenix, Arizona	85004
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On July 11, 2013, the Company held its 2013 Annual Meeting of Stockholders (“Annual Meeting”) at the Company's headquarters located at 1001 N. Central Avenue, Suite 800, Phoenix, Arizona.  The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal Number 1:   Vote to elect the nominee listed below as director:

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
David A. Greenblatt	6,478,007	231,368	85,669

Proposal Number 2:  Vote to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2014:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
6,778,839	15,884	321	—

Proposal Number 3:  Advisory vote on executive compensation as disclosed in the 2013 Proxy Statement:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
5,683,871	468,380	557,124	85,669

Proposal Number 4:  Vote to approve the issuance of up to approximately 2,031,193 shares of common stock as disclosed in the 2013 Proxy Statement:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
6,695,287	13,551	537	85,669

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ James P. Glew
James P. Glew
General Counsel and Secretary

Date: July 12, 2013